UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2017

uniQure N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-36294	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Paasheuvelweg 25a
1105 BP Amsterdam, The Netherlands

(Address of principal executive offices) (Zip Code)

+31-20-566-7394

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 24, 2017, uniQure N.V. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative for the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 5,000,000 ordinary shares, nominal value €0.05 per share, at a price to the public of $18.25 per share. The Company expects to receive approximately $85.4 million in net proceeds from the offering, assuming no exercise by the Underwriters of their option to purchase additional shares. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of its ordinary shares at the public offering price less underwriting discounts and commissions. The shares are expected to be delivered to the Underwriters on or about October 27, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-216701) filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, as amended on May 15, 2017 and declared effective by the SEC on May 26, 2017. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement.

The legal opinion of Rutgers Posch Visée Endedijk N.V. as to the legality of the ordinary shares being offered is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01 Other Events.

On October 24, 2017, the Company issued a press release entitled “uniQure Announces Pricing of its Public Offering.” The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Leerink Partners LLC, as representative for the underwriters named therein, dated as of October 24, 2017

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of Rutgers Posch Visée Endedijk N.V (contained in Exhibit 5.1)

99.1	Press Release dated October 24, 2017, entitled “uniQure Announces Pricing of its Public Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQURE N.V.

	By:	/s/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer

Dated: October 25, 2017